UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2017

TetriDyn Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-19411-C	65-0008012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Queen Street

Lancaster, PA 17603

(Address of principal executive offices, including zip code)

(717) 715-0238

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Merger Agreement

On March 1, 2017, TetriDyn Solutions, Inc., a Nevada corporation (“TetriDyn”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ocean Thermal Energy Corporation, a Delaware corporation (“OTE”).

Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, a newly-created Delaware corporation that is wholly-owned by TetriDyn (“TetriDyn Merger Sub”) will merge with and into OTE (the “Merger”) with OTE continuing as the surviving corporation and a wholly-owned subsidiary of TetriDyn.

In order to effect the Merger, TetriDyn shall effectuate a recapitalization that consists of a 2.1676 to 1 forward split of its 246,616 shares of issued and outstanding stock (“TetriDyn Post-Split Stock”). TetriDyn’s current 246,616 issued and outstanding shares is determined after taking into account TetriDyn’s 1-for-250 reverse stock split effected by the filing of TetriDyn’s Certificate of Change with the Nevada Secretary of State on December 6, 2016, as previously reported in TetriDyn’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2016, as amended by that certain Current Report on Form 8-K/A filed with the Commission on December 20, 2016.

Effective upon the consummation of the Merger (the “Closing”), (i) each share of the common stock of OTE issued and outstanding immediately prior to the Closing (“OTE Stock”) will be converted into the right to receive one fully-paid and nonassessable newly-issued share of TetriDyn Post-Split Stock (the “New TetriDyn Stock”), subject to certain restrictions on transfer as provided in the Merger Agreement and subject to the rights of certain holders of shares of OTE Stock to exercise their rights as dissenters to seek an appraisal of the fair value thereof as provided under Delaware Law (each, a “Dissenting OTE Stockholder”); (ii) each former holder of a warrant to purchase OTE Stock that is outstanding immediately prior to the Closing (collectively, the “Former Warrant Holders”) shall be granted a new warrant to purchase shares of New TetriDyn Stock at the same applicable exercise price and terms of such holder’s warrant to purchase OTE Stock and each such warrant to purchase OTE Stock in effect as of immediately prior to the Closing shall be terminated and cancelled; and (iii) each former holder of a convertible debenture exercisable to purchase OTE Stock that is outstanding immediately prior to the Closing (collectively, the “Former Convertible Debenture Holders”) shall be issued a new convertible debenture to purchase shares of New TetriDyn Stock at the same exercise price and terms of such holder’s convertible debenture to purchase OTE Stock and each such convertible debenture to purchase OTE Stock in effect as of immediately prior to the Closing shall be terminated and cancelled.

The number of shares of New TetriDyn Stock issued to the stockholders of OTE, including shares that would have been issuable to Dissenting OTE Stockholders had they not dissented, together with the number of shares issuable on the exercise of warrants held by the Former Warrant Holders and the conversion of outstanding convertible debentures held by the Former Convertible Debenture Holders shall constitute, on a consolidated fully-diluted basis, 90% of the number of shares of common stock of TetriDyn on a fully-diluted basis after giving effect to the Merger. The shares of common stock of TetriDyn, par value $0.001 per share (“TetriDyn Stock”), issued and outstanding immediately prior to Closing will remain issued and outstanding. At Closing, TetriDyn Merger Sub shall be merged with and into OTE, the separate corporate existence of TetriDyn Merger Sub shall cease, OTE shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of TetriDyn, and the OTE Stock issued and outstanding or existing immediately prior to the Closing of the Merger shall be converted at the Closing into the right to receive shares of New TetriDyn Stock as herein provided.

In connection with the Merger, TetriDyn shall file with the Nevada Secretary of State an amendment to its articles of incorporation changing its name to “Ocean Thermal Energy Corporation.” The business operations of OTE shall continue uninterrupted, and, by virtue of the Merger, OTE will acquire the business of TetriDyn including its assets consisting of the development of a sustainable living community by creating an ecologically sustainable “EcoVillage” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture.

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The effect of the Merger is that the existing stockholders of OTE will own 99.5% of the issued and outstanding shares of the Company’s capital stock, with the current stockholders of TetriDyn owning the remaining 0.5%. On a fully-diluted basis (i.e., after taking into consideration the conversion and exercise of all equity-linked securities including convertible promissory notes and warrants), the existing stockholders of OTE will own 90% and the current stockholders and other equity-linked security holders of TetriDyn will own the remaining 10% of the outstanding capital stock of TetriDyn.

The disinterested members of the board of directors of each of TetriDyn and OTE (the “Parties”) have unanimously approved the Merger Agreement and the Merger.

The Merger Agreement includes customary representations, warranties and covenants by the Parties. Each Party has agreed, among other things, (i) to generally conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Closing (other than agreed actions to be taken in anticipation of the Closing); (ii) not to engage in certain types of transactions during this period; and (iii) to secure all necessary approvals from their respective shareholders to ratify the Merger Agreement and the Merger.

Consummation of the Merger is subject to various closing conditions, including, (i) the receipt of approval from the shareholders of each of OTE and TetriDyn Merger Sub; (ii) the absence of any law, injunction, judgment or ruling enjoining or prohibiting the Merger; (iii) the accuracy of the representations and warranties made by the Parties immediately prior to Closing; (iv) the performance by the parties in all material respects of their covenants, obligations and agreements under the Merger Agreement; and (v) the absence of any material adverse changes to the businesses and operations of either Party.

The Merger Agreement contains customary termination rights for the Parties, including (i) by mutual consent of OTE and TetriDyn; (ii) by either Party, upon a material breach of any representation, warranty, covenant, or agreement on the part of the other Party, as set forth in the Merger Agreement; and (iii) by either Party, if there is any decree, judgment, injunction, or other order of any governmental entity that is final and non-appealable and that restricts, prevents, or prohibits the consummation of the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement and Plan of Merger, dated as of March 1, 2017 by and between TetriDyn Solutions, Inc. and Ocean Thermal Energy Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRIDYN SOLUTIONS, INC.

By:	/s/ Jeremy Feakins
Jeremy Feakins Chief Executive Officer and Chief Financial Officer

Date: March 9, 2017

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